UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

ALARM.COM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37461	26-4247032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8281 Greensboro Drive Suite 100 Tysons Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 389-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2025, the Board of Directors of Alarm.com Holdings, Inc. (the “Company”) appointed Kevin Bradley as the Company’s Chief Financial Officer, effective as of March 14, 2025.

Mr. Bradley, age 40, joined the Company in May 2009 and has served in various accounting and finance roles, including Director of Financial Planning from December 2013 through May 2017 and then Vice President of Financial Planning and Analysis from May 2017 through March 2025. Mr. Bradley holds a Bachelor of Business Administration from the University of Notre Dame and a Master of Science in Finance from American University.

In connection with his appointment as the Chief Financial Officer of the Company, Mr. Bradley will receive an annual base salary of $396,200, will be eligible to receive an annual target bonus of $120,000, and will be awarded a long-term incentive equity grant comprised of (x) 25,000 restricted stock units, which will vest in equal annual installments over a five-year period following the date of grant and (y) 25,000 stock options, which will vest in equal monthly installments over a five-year period following the date of grant, in either case, subject to Mr. Bradley’s continued employment through each applicable vesting date. In addition, in the event that the Company terminates Mr. Bradley’s employment prior to November 22, 2027, Mr. Bradley will vest in the number of restricted stock units originally granted by the Company on November 22, 2023 (the “November 2023 Grant”) that would have vested had the November 2023 Grant vested in equal monthly installments over a four-year vesting schedule as of the date of termination.

There is no arrangement or understanding between Mr. Bradley and any other person pursuant to which he was appointed as the Company’s Chief Financial Officer. Mr. Bradley does not have any family relationship with any director or other executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and Mr. Bradley is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On March 19, 2025, the Company issued a press release announcing the appointment of Mr. Bradley as the Company’s Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 7.01, including Exhibit 99.1, of this Current Report Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
99.1	Press Release Dated March 19, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alarm.com Holdings, Inc.

Date:	March 19, 2025
		By:	/s/ Stephen Trundle
Stephen Trundle
Chief Executive Officer

3